Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 23, 2009 relating to the consolidated financial statements and schedule of Ezenia! Inc. and subsidiaries for the years ended December 31, 2008 and 2007 included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-8 File Nos. 33-96192, 333-85245, 333-44984, 333-75824 and 333-125415.

/s/ VITALE, CATURANO & COMPANY, P.C.

Boston, Massachusetts

March 23, 2009